SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 22, 2003

                              REPLIGEN CORPORATION

              (Exact name of registration as specified in charter)

    Delaware                      0-14656                        04-2729386
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(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
 incorporation)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA                    02453
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         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (781) 250-0111


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         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Required FD Disclosure.

Completion of CTLA4-Ig Trial Against Bristol-Myers Squibb: Suit Seeks Correction of Inventorship on Seven Bristol-Myers Squibb CTLA4-Ig Patents

Repligen is the exclusive licensee of all CTLA4-Ig patent rights owned by the University of Michigan (the "University"). Repligen and the University believe that the University has a rightful claim to ownership of certain patents of Bristol-Myers Squibb ("Bristol") which relate to compositions and uses of CTLA4, arising out of the inventive contributions by one of the University's scientists. Repligen and the University filed a complaint against Bristol in the United States District Court for the Eastern District of Michigan in August 2000 seeking a correction of inventorship. The suit asserts that Dr. Craig Thompson, the scientist from the University, made inventive contributions as part of a collaboration with Bristol scientists and is therefore a rightful inventor on patents issued to Bristol which now name only Bristol scientists as inventors.

The evidence phase of the trial took place between April 2 and May 5, 2003 and the parties' submission of proposed findings of fact and conclusions of law from the trial was completed on July 17, 2003. The Court has not indicated that oral argument will be required for it to render a decision. Independently, Repligen filed a motion that the Court's decision not be filed under seal. Bristol has stated that it does not object to this request.

There are seven patents in the suit, five of which claim compositions of matter or methods of use of soluble forms of CTLA4 which may have use in treatment of autoimmune disease and two of which are related to antibodies to CTLA4 which may have use in treatment of diseases such as cancer. Repligen and the University have asked the Court to rule that Dr. Thompson is the sole inventor on United States patent #5,844,095 entitled "CTLA4-Ig fusion proteins" and United States patent #5,434,131 entitled "Chimeric CTLA4 receptor and methods for its use" and a joint inventor on the remaining five patents in suit based on his conceptions that CTLA4 would bind B-7 and that a soluble form of CTLA4 can act as an immunosuppressant. Repligen and the University have also accused Bristol-Myers Squibb of engaging in fraudulent conduct to obtain certain of the patents.

A correction of inventorship would result in the University and Repligen having rights to some or all of Bristol's patents on CTLA4-Ig. Repligen's failure to obtain ownership rights in the Bristol patents may restrict Repligen's ability to commercialize CTLA4-Ig. Repligen and the University have also filed their own patent applications related to methods of use of CTLA4-Ig.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Repligen Corporation

Dated:  July 22, 2003                  By: /s/ Walter C. Herlihy
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                                           Walter C. Herlihy
                                           Chief Executive Officer and President